UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2012

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 12, 2012, Eddie L. Dunklebarger, Executive Vice President of Susquehanna Bancshares, Inc. (“Susquehanna”), and Susquehanna agreed that he will retire from employment with Susquehanna effective November 16, 2012. In connection with his retirement, Mr. Dunklebarger will be entitled to the payments and benefits set forth in Section 10.1 of his Employment Agreement with Susquehanna, effective as of November 16, 2007, as amended, the initial version of which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on November 21, 2007. Pursuant to the terms of his Employment Agreement, Mr. Dunklebarger will resign all positions with Susquehanna, including as a member of the Board of Directors of Susquehanna and any committees thereof.

Item 8.01. Other Events.

On September 17, 2012, Susquehanna completed the previously announced redemption of all of the outstanding 11% Cumulative Trust Preferred Securities (CUSIP: 86910QAA8), having an aggregate liquidation amount of $50,010,000, that were issued by Susquehanna Capital II, an affiliated Delaware trust (the “Trust Preferred Securities”). The Trust Preferred Securities, which by their terms had a final repayment date of March 23, 2040, were redeemed at the full amount of $50,010,000 plus all accrued and unpaid distributions thereon to the redemption date.

In addition, on September 18, 2012, Susquehanna completed the previously announced redemption of all of the outstanding 9.375% Capital Securities, Series I (NYSE: SUSQ.A) (CUSIP: 86910P201), having an aggregate liquidation amount of $125,010,000, that were issued by Susquehanna Capital I, also an affiliated Delaware trust (the “Capital Securities”). The Capital Securities, which by their terms had a final repayment date of December 12, 2057, were redeemed at the full amount of $125,010,000 plus all accrued and unpaid distributions thereon to the redemption date. As a result of the redemption, the securities will be delisted from the New York Stock Exchange.

Susquehanna funded these redemptions with available cash and the proceeds from its recently completed $150,000,000 offering of 5.375% Senior Notes due 2022. Associated with the redemptions, Susquehanna will incur losses on the extinguishment of debt due to the write-off of capitalized debt issuance costs. The pre-tax loss on extinguishment relating to these redemptions is estimated to be approximately $1.2 million for the Trust Preferred Securities and approximately $4.2 million for the Capital Securities, respectively, and the after-tax loss on extinguishment relating to these redemptions is estimated to be approximately $0.8 million for the Trust Preferred Securities and approximately $2.7 million for the Capital Securities, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ Lisa M. Cavage
Lisa M. Cavage
Senior Vice President,
Corporate Secretary and Counsel

Dated: September 18, 2012